Clifton Bancorp Inc. Announces
 Financial Results for the First Quarter Ended June 30, 2016;
Declares Cash Dividend

Clifton, New Jersey – July 27, 2016 -- Clifton Bancorp Inc. (Nasdaq: CSBK) (the "Company"), the holding company for Clifton Savings Bank, today announced results for the quarter ended June 30, 2016.  Net income for the first quarter was $1.02 million ($0.04 per share, basic and diluted) as compared to net income of $1.66 million ($0.07 per share, basic and diluted) for the first quarter ended June 30, 2015.

The Board of Directors also announced today that the Company will pay a cash dividend of $0.06 per common share for the quarter ended June 30, 2016. The dividend will be paid on August 26, 2016 to stockholders of record on August 12, 2016.

Notable Items

•	Total assets increased 2.6%, or $32.7 million, from March 31, 2016 to $1.29 billion;
•	Net loans increased 6.0%, or $46.4 million, from March 31, 2016 to $826.6 million;
•	Multi-family and commercial real estate loans increased 32.0%, or $49.1 million, from March 31, 2016 to $202.7 million;
•	Loan mix between one-to-four family real estate loans and multi-family/commercial real estate loans to total loans shifted to 74.2% and 24.5% at June 30, 2016 from 79.0% and 19.7% at March 31, 2016;
•	Nonperforming loans to total gross loans decreased to 0.38% at June 30, 2016 from 0.81% at June 30, 2015;
•	Deposits increased 3.6%, or $24.9 million, from March 31, 2016 to $719.6 million;
•	404,500 shares of common stock were repurchased during the three months ended June 30, 2016 at a weighted average price of $14.90 per share.

Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, "Our hard work at building teams, platforms and products has taken hold. We are seeing encouraging growth in transactional accounts as a result of winning new customers and business relationships. Our commercial lending team is closing attractive deals at a healthy clip, further diversifying our loan portfolio.  As we have said repeatedly, core deposit gathering and commercial loan growth represent key strategic priorities for the Company.  We will continue to execute our business strategy by enhancing our delivery channels and maintaining our culture of compliance. We have more to do, there is no question. But we are off to a solid start in our new fiscal year."

Balance Sheet and Credit Quality Review

Total assets increased $32.7 million, or 2.6%, to $1.29 billion at June 30, 2016, from $1.25 billion at March 31, 2016. The increase in total assets was primarily due to an increase in loans.

Net loans increased $46.4 million, or 6.0%, to $826.6 million at June 30, 2016 from $780.2 million at March 31, 2016.  One-to-four family real estate loans decreased $3.2 million, or 0.5%, while multi-family and commercial real estate loans increased $49.1 million, or 32.0%, during the quarter ended June 30, 2016. The increase included a $10.0 million participation in multi-family real estate purchased with an in-market financial institution. Securities, including both available for sale and held to maturity issues, decreased $18.8 million, or 5.3%, to $338.6 million at June 30, 2016 from $357.5 million at March 31, 2016, mainly as a result of calls, maturities and repayments.  One security totaling $3.7 million was sold during the quarter ended June 30, 2016, resulting in a gain of $84,000. Cash and cash equivalents decreased $929,000, or 3.0%, to $30.1 million at June 30, 2016 from $31.1 million at March 31, 2016.

Deposits increased $24.9 million, or 3.6%, to $719.6 million at June 30, 2016 from $694.7 million at March 31, 2016.  Borrowed funds increased $12.5 million, or 5.4%, to $244.0 million at June 30, 2016 from $231.5 million at March 31, 2016. The Company's outstanding borrowings as of June 30, 2016 have a weighted average rate of 1.53% and a weighted average term of 16 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders' equity decreased $5.8 million, or 1.8%, to $309.5 million at June 30, 2016 from $315.3 million at March 31, 2016, primarily as a result of $6.0 million in repurchases of common stock, and the payment of $1.4 million in cash dividends, partially offset by net income of $1.0 million.

Nonaccrual loans decreased $544,000, or 14.9%, to $3.1 million at June 30, 2016 from $3.7 million at March 31, 2016.  Included in nonaccrual loans at June 30, 2016 were five loans totaling $569,000 that were current or less than 90 days delinquent, but which were previously 90 days or more delinquent and on  nonaccrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans decreased to 0.38% at June 30, 2016 from 0.47% at March 31, 2016.  The allowance for loan losses to nonperforming loans increased to 153.34% at June 30, 2016 from 119.19% at March 31, 2016, as nonperforming loans decreased, while the allowance balance increased mainly as a result of provision associated with a significant increase in loans.

Income Statement Review

Net interest income increased by $365,000, or 5.6%, to $6.94 million for the three months ended June 30, 2016 as compared to $6.58 million for the three months ended June 30, 2015. Net interest income increased despite a decrease of 6 basis points in net interest margin and a decrease of $46.6 million in average net interest-earning assets.

The provision for loan losses increased $453,000, or 620.6%, to $526,000 for the three months ended June 30, 2016, as compared to $73,000 for the three months ended June 30, 2015. The increase in the provision for the quarter ended June 30, 2016 was mainly the result of the significant increase in the balance of outstanding loans, partially offset by more favorable trends in qualitative factors related to delinquencies considered in the periodic review of the general valuation allowance.

Non-interest expenses for the three months ended June 30, 2016 increased $964,000, or 21.4%, to $5.48 million, as compared to $4.52 million for the three months ended June 30, 2015. The increase consisted primarily of increases in salaries and employee benefits of $708,000, or 26.2%, directors' compensation of $43,000, or 20.4%, advertising and marketing of $96,000, or 168.4%, and other expense of $144,000, or 35.0%, partially offset by a decrease in professional services of $85,000, or 33.5%. The increases in salaries and employee benefits includes the addition of a chief operating officer and business development, compliance, lending and Hoboken Banking Center personnel, as well as typical annual increases in compensation and benefits expenses, employee stock ownership plan expense due to an increase in the price of the Company's common stock, and the expense related to the granting of equity awards under the Company's 2015 Equity Incentive Plan.  The increase in directors' compensation was due to the expense related to the granting of equity awards under the Company's 2015 Equity Incentive Plan, and a settlement charge related to the directors' retirement plan. The increase in advertising and marketing expenses was mainly related to the Hoboken Banking Center opening, while the increase in other expenses includes foreclosure and real estate owned related expenses. Professional services decreased due to a decrease in legal fees.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company of Clifton Savings Bank (CSBK), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and small businesses in its market area through 12 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward-Looking Statements

Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

 Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp's forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the  loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the "Risk Factors" section of its Annual Report on Form 10-K, which was filed on June 8, 2016. Clifton Bancorp's forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC's website at www.sec.gov.

Contact:	Bart D'Ambra
(973) 473-2200

Selected Consolidated Financial Condition Data

	At June 30,	At March 31,
	2016	2016
	(In thousands)
Financial Condition Data:
Total assets	$1,285,825	$1,253,127
Loans receivable, net	826,629	780,229
Cash and cash equivalents	30,140	31,069
Securities	338,624	357,462
Deposits	719,592	694,662
FHLB advances	244,000	231,500
Total stockholders' equity	309,487	315,277

Selected Consolidated Operating Data
	Three Months
	Ended June 30,
	2016	2015
	(In thousands, except
	share and per share data)
Operating Data:
Interest income	$9,591	$8,712
Interest expense	2,649	2,135
Net interest income	6,942	6,577
Provision for loan losses	526	73
Net interest income after provision for
loan losses	6,416	6,504
Non-interest income	527	514
Non-interest expenses	5,479	4,515
Income before income taxes	1,464	2,503
Income taxes	448	845
Net income	$1,016	$1,658
Basic and diluted earnings per share	$0.04	$0.07

Average shares outstanding - basic	22,775	25,367
Average shares outstanding - diluted	22,834	25,440

Average Balance Table
	Three Months Ended June 30,
	2016				2015
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$800,628		$7,218	3.61%	$646,459		$5,984	3.70%
Mortgage-backed securities	273,455		1,843	2.70%	279,074		1,942	2.78%
Investment securities	72,466		408	2.25%	128,390		709	2.21%
Other interest-earning assets	31,010		122	1.57%	34,236		77	0.90%
Total interest-earning assets	1,177,559		9,591	3.26%	1,088,159		8,712	3.20%

Non-interest-earning assets	86,754				81,378
Total assets	$1,264,313				$1,169,537

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$53,322		14	0.11%	$54,037		15	0.11%
Savings and Club accounts	163,708		127	0.31%	141,798		58	0.16%
Certificates of deposit	473,847		1,620	1.37%	482,464		1,500	1.24%
Total interest-bearing deposits	690,877		1,761	1.02%	678,299		1,573	0.93%
FHLB Advances	230,875		888	1.54%	107,500		562	2.09%
Total interest-bearing liabilities	921,752		2,649	1.15%	785,799		2,135	1.09%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	18,834				13,556
Other non-interest-bearing liabilities	10,500				11,699
Total non-interest-bearing liabilities	29,334				25,255

Total liabilities	951,086				811,054
Stockholders' equity	313,227				358,483
Total liabilities and stockholders' equity	$1,264,313				$1,169,537

Net interest income			$6,942				$6,577
Interest rate spread				2.11%				2.11%
Net interest margin				2.36%				2.42%
Average interest-earning assets
to average interest-bearing liabilities	1.28	x			1.38	x

Asset Quality Data
	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$4,360	$3,750	$3,475
Provision for loan losses	526	703	73

Charge-offs	(112)	(93)	(26)
Recoveries	1	-	3
Net charge-offs	(111)	(93)	(23)

Allowance at end of period	$4,775	$4,360	$3,525

Allowance for loan losses to total gross loans	0.58%	0.56%	0.54%
Allowance for loan losses to nonperforming loans	153.34%	119.19%	66.01%

	At June 30,	At March 31,	At June 30,
	2016	2016	2015
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$2,929	$3,412	$4,258
Multi-family real estate	-	-	574
Commercial real estate	185	186	436
Consumer real estate	-	60	72
Total nonaccrual loans	3,114	3,658	5,340
Real estate owned	367	58	-
Total nonperforming assets	$3,481	$3,716	$5,340

Total nonperforming loans to total gross loans	0.38%	0.47%	0.81%
Total nonperforming assets to total assets	0.27%	0.30%	0.46%

Selected Consolidated Financial Ratios
Three Months
Ended June 30,
Selected Performance Ratios (1):	2016	2015
Return on average assets	0.32%	0.57%
Return on average equity	1.30%	1.85%
Interest rate spread	2.11%	2.11%
Net interest margin	2.36%	2.42%
Non-interest expenses to average assets	1.73%	1.54%
Efficiency ratio (2)	73.36%	63.67%
Average interest-earning assets to average
interest-bearing liabilities	1.28	x	1.38	x
Average equity to average assets	24.77%	30.65%
Dividend payout ratio	134.15%	180.16%
Net charge-offs to average outstanding loans during the period	0.06%	0.01%

(1) Performance ratios are annualized.
(2) Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(In thousands except shares and per share data)
Operating Data
Interest income	$9,591	$9,158	$8,736	$8,739	$8,712
Interest expense	2,649	2,468	2,300	2,199	2,135
Net interest income	6,942	6,690	6,436	6,540	6,577
Provision for loan losses	526	703	189	100	73
Net interest income after provision for
loan losses	6,416	5,987	6,247	6,440	6,504
Non-interest income	527	440	460	452	514
Non-interest expenses	5,479	5,173	4,833	4,580	4,515
Income before income taxes	1,464	1,254	1,874	2,312	2,503
Income taxes	448	376	549	772	845
Net income	$1,016	$878	$1,325	$1,540	$1,658

Share Data
Basic earnings per share	$0.04	$0.04	$0.05	$0.06	$0.07
Diluted earnings per share	$0.04	$0.04	$0.05	$0.06	$0.07
Dividends per share	$0.06	$0.06	$0.06	$0.06	$0.12
Average shares outstanding - basic	22,775	23,434	24,475	24,633	25,367
Average shares outstanding - diluted	22,834	23,479	24,521	24,687	25,440
Shares outstanding at period end	23,576	24,000	25,394	25,745	25,960

Financial Condition Data
Total assets	$1,285,825	$1,253,127	$1,167,739	$1,153,895	$1,152,707
Loans receivable, net	826,629	780,229	700,283	677,286	654,802
Cash and cash equivalents	30,140	31,069	30,493	17,869	23,498
Securities	338,624	357,462	356,977	379,582	395,386
Deposits	719,592	694,662	674,002	678,624	685,248
FHLB advances	244,000	231,500	147,000	124,000	107,500
Total stockholders' equity	309,487	315,277	333,956	338,267	347,764

Assets Quality:
Total nonperforming assets	$3,481	$3,716	$4,387	$4,330	$5,340
Total nonperforming loans to total gross loans	0.38%	0.47%	0.63%	0.64%	0.81%
Total nonperforming assets to total assets	0.27%	0.30%	0.38%	0.38%	0.46%
Allowance for loan losses	$4,775	$4,360	$3,750	$3,625	$3,525
Allowance for loan losses to total gross loans	0.58%	0.56%	0.53%	0.53%	0.54%
Allowance for loan losses to nonperforming loans	153.34%	119.19%	85.48%	83.72%	66.01%